SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 6, 2006

KOPPERS INC.

(Exact name of registrant as specified in charter)

Pennsylvania	1-12716	25-1588399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 227-2001

(Former name or former address, if changed since last report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 6, 2006, the Consent and First Amendment to Credit Agreement between the registrant and the other parties named therein, filed as Exhibit 99.1 hereto, became effective; the terms of such Consent and First Amendment to Credit Agreement are incorporated by reference in this Item 1.01.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Effective February 6, 2006, in connection with the completion by the registrant’s parent, Koppers Holdings Inc., of the initial public offering of its common stock, the advisory services agreement between the registrant and Saratoga Partners III, L.P. was terminated. Under this agreement, the registrant paid a management fee of $150,000 per quarter to an affiliate of Saratoga Partners III, L.P. in lieu of director’s fees to one of the directors of the registrant and its parent, Christian L. Oberbeck, a managing director of Saratoga Partners III, L.P. In addition, during 2003 the registrant paid an affiliate of Saratoga Partners, III, L.P. $1.6 million related to advisory services related to refinancing activities. Saratoga Partners III, L.P. beneficially owns approximately 30.5% of the outstanding shares of common stock of the registrant’s parent. In connection with the termination of the agreement, the registrant or its parent paid Saratoga Partners III, L.P. a financial advisory services termination fee of $3.0 million.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Consent and First Amendment to Credit Agreement, dated as of December 2, 2005, among Koppers Inc., the Banks party thereto, PNC Bank, National Association, as Administrative Agent, National City Bank of Pennsylvania, as Syndication Agent, and Citizens Bank of Pennsylvania, Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KOPPERS INC.

By:	/s/ Brian H. McCurrie
Brian H. McCurrie
Vice President and Chief Financial Officer

Dated: February 7, 2006

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Consent and First Amendment to Credit Agreement, dated as of December 2, 2005, among Koppers Inc., the Banks party thereto, PNC Bank, National Association, as Administrative Agent, National City Bank of Pennsylvania, as Syndication Agent, and Citizens Bank of Pennsylvania, Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents.	Filed as Exhibit 99.2 to Form 8-K of Koppers Holdings Inc. dated February 7, 2006 and incorporated herein by reference thereto